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                                                                 EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
TriQuint Semiconductor, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 to register 475,000 shares of common stock under the 1996 Stock Incentive Program of our reports dated February 11, 1999, except as to note 13 which is as of February 26, 1999, relating to the consolidated balance sheets of TriQuint Semiconductor, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule, which reports appear in, or are incorporated by reference in, TriQuint Semiconductor, Inc.'s annual report on Form 10-K for the year ended December 31, 1998.

                                               /s/ KPMG Peat Marwick LLP

Portland, Oregon
June 22, 1999